CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS Project Green Thumb Board of Directors Update July 30, 2003 CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED 1 MARKETING PROCESS OVERVIEW Summary of Investor Discussions RESTAURANT MARKET OVERVIEW A. TABLE OF CONTENTS 1. 2. APPENDIX Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 2 RESTAURANT MARKET OVERVIEW Project Green Thumb

• 3 • 7/29 • Change—12.5% 17.5% 19.9% 3.2% 11.8% 1.1% LNY, • REQUESTED        % 4/25 KKD, • 6/13 (a) JBX, Change—12.5% 12.4% 11.3% 0.0% (3.9%) (4.3%) EAT, YUM. • TREATMENT        % 4/25 Companies DRI, and DAVE, WEN • CONFIDENTIAL 7/29 Current 9.9x 20.8x 16.9x 3.2x 14.2x 9.4x NASDAQ Comparable DJIA LTUS CPKI, SWRG, • 7/29/03 CMPP, SONC, CHUX, SNS, • 6/13 Marketing 9.9x 19.9x 15.7x 3.1x 12.2x 8.9x • CHGO, SBUX, SALD, • 6/25/03 CAKE, RYAN, • 4/25 Presentation 8.8x 17.7x 14.1x 3.1x 12.7x 9.3x BUCA, RUBO, Multiples Board BNHNA, RRBG, 5/25/03 APPB, RI, Trading AFCE, RARE, • UPDATE PZZA, • (a) EBITDA EBITDA includes PNRA, • Restaurant LTM Ratio Ratio LTM Ratio Ratio PFCB, • Companies / / 30% 20% 10% 0% 4/25/03 Companies • MARKET of Value P/E P/E Value P/E P/E (10%) (20%) OSI, Ent. 2003E 2004E Thumb Ent. 2003E 2004E Comparable MCD, • PUBLIC Overview Comparable Green LUB, gained the higher Thumb restaurant have Project equity have with market, in Green the valuations trended resulting multiples As markets strength, broader

CONFIDENTIAL TREATMENT REQUESTED 4 MARKETING PROCESS OVERVIEW Project Green Thumb

Project
Green Thumb

CONFIDENTIAL TREATMENT REQUESTED

MARKETING PROCESS SUMMARY

Total Targeted Partners: 42

Targeted Financial Partners	26
Initial Passes	8
Books Sent	18
Management Presentations	8
Subsequent Passes	NA
Preliminary Bids	TBD

7 Management Presentations Held
- ***
- ***
- Fairmont Capital
- ***
- ***
- ***
- ***

1 Management Presentation Scheduled
- ***

1 Potential Co-investor Still Pending

Targeted Strategic Partners	16
Initial Passes	12
Books Sent	4
Management Presentations	0
Subsequent Passes	NA
Preliminary Bids	NA

4 Books Sent
- ***
- ***
- ***
- ***

*** Confidential material redacted and submitted separately to the Commission.

SG Cowen

5

6 same-store sales CONFIDENTIAL TREATMENT REQUESTED Considerations - High fully capitalized cost of new units, lower fully capitalized returns Capital expenditures required to maintain existing units Understanding balance between driving guest counts and increasing prices Relative performance of units in existing vs. new markets Same-store sales trends Model projections growth, unit growth . . . . . . Strengths distribution, central Clear leader in the salad buffet segment Demonstrated execution of the concept processes in place to control costs and - kitchens, information systems - effectively monitor the business Established infrastructure to support growth Experienced management team Attractive financing opportunity given relative valuation and real estate assets CONSENSUS FEEDBACK . . . . . Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 7 — Management Presentation Scheduled August 12 — conducting diligence — conducting diligence — conducting diligence — conducting diligence — conducting diligence — conducting diligence — conducting diligence “Interested in Investing” — Waiting for Terms of Transaction *** *** *** *** *** *** *** *** *** – *** *** Active Lead Candidates: (8) · · · · · · · · Potential Co-Investors: (1) · Awaiting Reply: (2) · · Passed: (15) Confidential material redacted and submitted separately to the Commission. MARKETING PROCESS — FINANCIAL INVESTORS SUMMARY . . . . *** Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 8 — dealing with internal issues — not interested at this time — does not fit with current strategy — currently focused on core brand; not interested in acquisitions — does not fit with current strategy — intrigued by concept and possibilities, but transaction value exceeds capabilities — not focused on casual dining for acquisitions — not currently reviewing acquisitions — does not fit with current strat egy; busy with recent acquisition — does not fit with current strategy — currently focused on core brand; not interested in acquisitions — does not fit with current strategy; focused on quick casual — not interested at this time — not interested at this time — size not large enough to be meaningful to portfolio; limited co-branding opportunities *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Confidential material redacted and submitted separately to the Commission. MARKETING PROCESS — STRATEGIC INVESTOR SUMMARY Targeted 16 Potential Strategic Investors Passed: (15) Awaiting Reply: (1) . . . . . . . . . . . . *** Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 9 time and schedule dependent - (August 12th) (if requested) Provide interested parties with update on Quarter and July August 6th deadline for fulfillment of all diligence requests Schedule follow up call to review diligence items where appropriate *** *** Possible meeting(s) with Greg, Lloyd, Ken and Walt Possible store/central kitchen/distribution center visits *** Schedule special committee/board meeting Announce Q2 results · Continue to fulfill diligence requests from all parties · · Conduct additional scheduled meetings · · Provide access to additional members of management · · Obtain definitive answers from outstanding parties · Prepare to respond quickly after initial bids on August 15th · Confidential material redacted and submitted separately to the Commission. NEXT STEPS . . . . . . *** Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 10 APPENDIX Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 11 Comments Management Presentation 8/12 Management Presentation 7/25 Management Presentation 7/17 Management Presentation 7/18 Management Presentation 7/24 Management Presentation 7/22 Management Presentation 7/8 Management Presentation 7/23 Book Sent Book Sent Interested in acting as co-investor Contact *** *** *** *** *** *** *** *** *** *** *** SUMMARY OF FINANCIAL PARTNERS Confidential material redacted and submitted separately to the Commission. *** Company Active Lead *** *** *** *** *** *** *** *** Awaiting Reply *** *** Potential Co-Investor *** Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 12 Comments Book sent, passed, have not done deal outside of QSR Book sent, passed, focusing on East Coast opportunities Initial pass Book sent, passed, would be too much exposure to segment Initial pass Initial pass Initial pass Initial pass Book sent, passed, concerned about salad buffet segment Initial pass Initial pass Book sent, passed, concerned with unit economics Initial pass, mostly deal with distressed situations Book sent, passed Book sent, passed Contact *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Confidential material redacted and submitted separately to the Commission. SUMMARY OF FINANCIAL PARTNERS *** Company Passed *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Project Green Thumb

CONFIDENTIAL TREATMENT REQUESTED 13 Comments Internal issues Not interested at this time Does not fit with current strategy Focused on core brand, not interested in acquisitions Does not fit with current strategy Transaction value exceeds capabilities Concerned about unit economics Not currently looking at acquisitions Does not fit with current strategy Does not fit with current strategy Not currently looking at acquisitions Does not fit with current strategy Not interested at this time Not interested at this time Too small, limited co-branding opportunities Contact *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** SUMMARY OF STRATEGIC PARTNERS Confidential material redacted and submitted separately to the Commission. *** Company Awaiting Reply *** Passed *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** Project Green Thumb